EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER
                             OF APHTON CORPORATION,
                             A DELAWARE CORPORATION,

                                       AND

                               APHTON CORPORATION,
                            A CALIFORNIA CORPORATION

          THIS AGREEMENT AND PLAN OF MERGER, dated as of January 29, 1998 (the "Agreement"), is between Aphton Corporation, a Delaware corporation ("Aphton Delaware"), and Aphton Corporation, a California corporation ("Aphton California"). Aphton Delaware and Aphton California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

          A. Aphton Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 32,000,000 shares, $.001 par value, of which 30,000,000 shares are designated "Common Stock" and 2,000,000 shares are designated "Preferred Stock." As of January 27, 1998, 1,000 shares of Common Stock were issued and outstanding, all of which are held by Aphton California, and no shares of Preferred Stock were issued and outstanding.

          B. Aphton California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 20,000,000 shares, no par value, all of which are designated "Common Stock." As of January 27, 1998, 14,187,217 shares of Common Stock were issued and outstanding.

          C. The Board of Directors of Aphton California has determined that, for the purpose of effecting the reincorporation of Aphton California in the State of Delaware, it is advisable and in the best interests of Aphton California and its shareholders that Aphton California merge with and into Aphton Delaware upon the terms and conditions herein provided.

          D. The respective Boards of Directors and shareholders of Aphton Delaware and Aphton California have approved this Agreement and the respective Boards of Directors have directed that this Agreement be executed by the undersigned officers.


          NOW,  THEREFORE,   in  consideration  of  the  mutual  agreements  and
covenants set forth herein, Aphton Delaware and Aphton California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                        I

                                     MERGER

          1.1 Merger. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California Corporations Code, Aphton California shall be merged with and into Aphton Delaware (the "Merger"), the separate existence of Aphton California shall cease and Aphton Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Aphton Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Aphton Corporation.

          1.2 Filing and Effectiveness. The Merger shall become effective when the following actions shall have been completed:

          (a) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof;

          (b) An executed and acknowledged counterpart of this Agreement or certificate of merger meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

          (c) An executed counterpart of this Agreement or certificate of merger meeting the requirements of the California Corporations Code shall have been submitted to the Secretary of State of the State of California.

          The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

          1.3 Effect of the Merger. Upon the Effective Date of the Merger, the separate existence of Aphton California shall cease and Aphton Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Aphton California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Aphton California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Aphton California in the same manner as if Aphton Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California Corporations Code.

                                       II

                    CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

          2.1 Certificate of Incorporation. The Certificate of Incorporation of Aphton Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.2 Bylaws. The Bylaws of Aphton Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

          2.3 Directors and Officers. The directors and officers of Aphton California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                                       III

                          MANNER OF CONVERSION OF STOCK

          3.1 Aphton California Common Stock. Upon the Effective Date of the Merger, each share of Aphton California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

          3.2 Aphton California Employee Benefit Plans, Options, Warrants, Convertible Securities. Upon the Effective Date of the Merger, the Surviving
Corporation shall assume and continue all employee benefit plans of Aphton California. As of January 27, 1998, there are options, warrants, purchase rights for or securities convertible into an aggregate of 2,022,300 shares of Common Stock of Aphton California. Each outstanding and unexercised option, warrant or other right to purchase Aphton California Common Stock or security convertible into Aphton California Common Stock shall become an outstanding and unexercised option, warrant or right to purchase the Surviving Corporation's Common Stock or a security convertible into the Surviving Corporation's Common Stock on the basis of one share of the Surviving Corporation's Common Stock for each share of Aphton California Common Stock issuable pursuant to any such option, warrant, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such Aphton California option, warrant, stock purchase right or convertible security at the Effective Date of the Merger.

          A number of shares of the Surviving Corporation's Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights or convertible securities equal to the number of shares of Aphton California Common Stock so reserved immediately prior to the Effective Date of the Merger.

          3.3 Aphton Delaware Common Stock. Upon the Effective Date of the Merger, each share of Common Stock, $.001 par value, of Aphton Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Aphton Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

          3.4 Certificates. After the Effective Date of the Merger, each outstanding certificate theretofore representing shares of Aphton California Common Stock shall be deemed for all purposes to represent the same number of whole shares of the Surviving Corporation's Common Stock.

                                       IV

                                     GENERAL

          4.1 Covenants of Aphton Delaware. Aphton Delaware covenants and agrees that it will, on or as soon as practicable following the Effective Date of the
Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California Corporations Code;

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Aphton Delaware of all of the franchise tax liabilities of Aphton California and for obtaining a tax clearance certificate; and

          (c) Take such other actions as may be required by the California Corporations Code.

          4.2 Further Assurances. From time to time, as and when required by Aphton Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Aphton California such deeds and other instruments, and there shall be taken or caused to be taken by Aphton Delaware and Aphton California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Aphton Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Aphton California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Aphton Delaware are fully authorized in the name and on behalf of Aphton California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

          4.3 Abandonment. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Aphton California or Aphton Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Aphton California or by the sole stockholder of Aphton Delaware, or by both.

          4.4 Amendment. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the shareholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation, or (4) alter or change any of the principal terms of this Agreement.

          4.5 Registered Office. The registered office of the Surviving Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle, 19801 and The Corporation Trust Company is the registered agent of the Surviving Corporation at such address.

          4.6 Expenses. Each party to the transactions contemplated by this Agreement shall pay its own expenses, if any, incurred in connection with such transactions.

          4.7 Agreement. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 80 S.W. 8th Street, Suite 2160, Miami, Florida 33130-3047 and copies thereof will be furnished to any shareholder of either Constituent Corporation, upon request and without cost.

          4.8 Governing Law. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California Corporations Code.

          4.9 Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Aphton Delaware and Aphton California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.


                                       APHTON CORPORATION
                                       a Delaware corporation



                                       By: /s/ Sue A. Russell
                                          -----------------------------
                                          Name:  Sue A. Russell
                                          Title:  Assistant Secretary


                                       APHTON CORPORATION
                                       a California corporation



                                       By: /s/ Sue A. Russell
                                          -----------------------------
                                          Name:  Sue A. Russell
                                          Title:  Assistant Secretary